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                                                         [COOPER COMPANIES LOGO]


NEWS RELEASE
  CONTACT:
  Norris Battin
  The Cooper Companies, Inc.

  ir@coopercompanies.com

  FOR IMMEDIATE RELEASE


     COOPER COMPANIES CONFIRMS FOURTH QUARTER REVENUE AND EARNINGS GUIDANCE


Lake Forest, Calf., November 14, 2001 - In response to investor inquiries, the Cooper Companies, Inc., (NYSE: COO) said today that it continues to be comfortable with the revenue and earnings guidance for its fourth fiscal quarter as presented in its third quarter earnings release.

The release noted that fiscal fourth quarter revenue is expected to be between $64 and $66 million, 15 to 18 percent ahead of the prior year. CooperVision revenue is expected to be between $48 and $49 million and CooperSurgical revenue is expected to be between $16 and $17 million.

Cooper also said that worldwide revenue for the third calendar quarter in its CooperVision contact lens unit rose 20 percent compared with the third calendar quarter of 2000. Revenue in both the United States market and in markets outside the United States grew 20 percent.

Fiscal fourth quarter earnings per share are expected to be between 73 and 75 cents.

For fiscal 2002, Cooper expects revenue to range between $265 and $275 million and earnings per share to range between $3.00 and $3.05 per share, including an improvement of about 20 cents per share because, as a result of a new accounting principle, The Company will not amortize goodwill after 2001.

Cooper will release its earnings for the fiscal quarter ending October 31 on December 11.



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Forward-Looking Statements

Some of the information included in this news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding anticipated growth in our revenue, anticipated market conditions and results of operations. To identify forward-looking statements look for words like "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include major changes in business conditions, a major disruption in the operations of our manufacturing facilities, new competitors or technologies, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, significant environmental cleanup costs above those already accrued, litigation costs including any related settlements, cost of business divestitures, the requirement to provide for a significant liability or to write off a significant asset, changes in accounting principles or estimates, and other factors described in our Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 2000. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. Corporate offices are located in Lake Forest and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. The Cooper Companies' World Wide Web address is www.coopercos.com.

CooperVision, Inc., markets a broad range of contact lenses for the vision care market. Headquartered in Lake Forest, Calif., it manufactures in Huntington Beach, Calif., Rochester, N.Y., Hamble, England and Toronto. Its Web address is www.coopervision.com. CooperSurgical, Inc., with operations in Shelton, Conn., Hollywood, Fla., Malmo, Sweden, Montreal and Berlin, markets diagnostic products, surgical instruments and accessories for the gynecological market. Its Web address is www.coopersurgical.com.